UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 20, 2004
Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)

(312) 344-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02. Results of Operations and Financial Condition.

On October 20, 2004, First Industrial Realty Trust, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended September 30, 2004 and certain other information.

Attached and incorporated by reference as Exhibit 99.1 is a copy of the Company’s press release dated October 20, 2004, announcing its financial results for the fiscal quarter ended September 30, 2004.

On October 21, 2004, the Company will hold an investor conference and webcast at 11:00 a.m. Eastern time to disclose and discuss the financial results for the third fiscal quarter of 2004.

The information furnished in this report under this Item 2.02, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 20, 2004, management and the audit committee of the Company, determined that the financial statements for the quarter ended June 30, 2004 filed on Form 10-Q should no longer be relied upon because of an error in such financial statements relating to depreciation expense and that such financial statements would be restated to make the necessary accounting adjustments.

As a result of its own internal control procedures, the Company determined that approximately $1.1 million of additional depreciation expense ($1.0 million net of minority interest) relating to certain properties should have been recorded in the second quarter of 2004. The Company has recognized this additional depreciation expense in its results of operations for the nine months ended September 30, 2004. If the Company had recorded this additional depreciation expense in the second quarter of 2004, net income available to common stockholders for the three months ended June 30, 2004 would have been $14.1 million, compared to $15.1 million, as reported. On a per share basis, basic and diluted net income available to common stockholders for the three months ended June 30, 2004 would have been $0.35 and $0.35, respectively, compared to $0.37 and $0.37, respectively, as reported. Net income available to common stockholders for the six months ended June 30, 2004 would have been $37.1 million, compared to $38.1 million, as reported. On a per share basis, basic and diluted net income available to common stockholders for the six months ended June 30, 2004 would have been $0.93 and $0.92, respectively, compared to $0.95 and $0.94, respectively, as reported.

Management and the audit committee of the Company discussed with its independent auditors, PricewaterhouseCoopers LLP, the matters disclosed in this filing pursuant to Item 4.02(a) of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1.	First Industrial Realty Trust, Inc. Press Release dated October 20, 2004 (furnished pursuant to Item 2.02).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ Michael J. Havala

Name: Michael J. Havala
Title: Chief Financial Officer

Date: October 20, 2004